EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Telscape International, Inc.
Houston, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 10, 2000, relating to the consolidated financial statements and schedule of Telscape International, Inc. and subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                       /s/ BDO SEIDMAN, LLP
                                           BDO Seidman, LLP

Houston, Texas
May 10, 2000